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                                                                 REVOCABLE PROXY

THE ARMSTRONG COUNTY TRUST COMPANY

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS


     The undersigned hereby appoints Lori Goepfert and Bonnie Rupp as proxies, each with the power to appoint her substitute, and hereby authorizes said proxies to represent and to vote, as designated on the reverse hereof, all shares of common stock of The Armstrong County Trust Company held of record by the undersigned at the close of business on May 1, 1996 at the Special Meeting of Stockholders to be held on June 12, 1996 or at any adjournment or postponement thereof. In their discretion, the proxies are authorized to vote on such other matters as may properly come before the meeting.


     THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMENDS A VOTE FOR THE PROPOSAL.

THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL DESCRIBED BELOW.


Adoption and approval of an Agreement and Plan of Reorganization dated as of October 24, 1995, as amended by the First Amendment to Agreement and Plan of Reorganization dated as of March 27, 1996 (the "Merger Agreement"), by and among The Armstrong County Trust Company, a Pennsylvania bank and trust company, BT Financial Corporation, a Pennsylvania corporation, and Johnstown Bank and Trust Company, a Pennsylvania bank and trust company wholly-owned by BT Financial Corporation.


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                    For         Against         Abstain
                    [ ]           [ ]             [ ]
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                                            Please sign EXACTLY as your name
                                            appears on this card. When signing
                                            as trustee, executor, etc., title
                                            should be so stated. If shares are
                                            held jointly, only one signature is
                                            required. If a Corporation, please
                                            sign in full corporate name by
                                            President or other authorized
                                            officer. If a Partnership, please
                                            sign in partnership name by
                                            authorized persons.

                                            Dated: ______________________, 1996

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                                                  Authorized Signature(s)